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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts," "Summary Historical Financial and Other Data," "Selected Historical Financial and Other Data," and to the use of our reports dated February 23, 2003, (except for Note 16, as to which the date is March 21, 2003) in the Amendment No. 3 to Registration Statement (Form S-4 No. 333-10531) and related Prospectuses of Norcross Safety Products and Norcross Capital Corp. for the registration of $152,500,000 of 9 7/8% Senior Subordinated Notes due 2011.

/s/ Ernst & Young LLP
Chicago, Illinois
February 16, 2004

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  Exhibit 23.2
Consent of Independent Auditors